Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen Credit Strategies Income Fund, formerly known as
Nuveen Multi-Strategy Income and Growth Fund 2

811-21333

A special meeting of shareholders was held in the offices of Nuveen Investments on August 5, 2014 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve a new investment management agreement, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares

To approve a new investment
management agreement
between the Fund and Nuveen
Fund Advisors, LLC.


   For
         63,551,964
   Against
           2,314,415
   Abstain
           1,768,632
   Broker Non-Votes
         16,010,718
      Total
         83,645,729


To approve a new sub-advisory
agreement:


   For
         63,261,187
   Against
           2,468,239
   Abstain
           1,905,585
   Broker Non-Votes
         16,010,718
      Total
         83,645,729


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type DEF 14A, accession number 0001193125-14-236554, on June 16, 2014.